Exhibit 99.1

TNI BioTech Receives Meeting Minutes from FDA Type C Meeting on Naltrexone HCL for the treatment of Crohn’s Disease

BETHESDA, MD., July 23, 2013 – TNI BioTech, Inc. (OTCQB: TNIB) is pleased to announce that on July 17, 2013 the company received the official minutes from its recent Type C meeting held June 26, 2013 with the Division of Gastroenterology and Inborn Errors Products regarding the clinical and regulatory aspects of the proposed Phase III development program and future 505(b)(2) application for Low Dose Naltrexone (LDN) in the treatment of adults and pediatric patients with Crohn’s Disease. TNI BioTech, Inc. also received official written responses regarding CMC and non-clinical aspects of the LDN development program.

TNI BioTech, Inc. considers the meeting and final minutes as a continuation in the forward path of its Naltrexone HCL product. TNI BioTech, Inc. presented their development plan to the Food and Drug Administration (FDA) that supports their Phase III clinical studies and NDA filing. After conclusion of the Type C meeting, TNI BioTech, Inc. plans to move into Phase III clinical studies in early 2014.

Noreen Griffin, CEO of TNI BioTech, Inc. commented, "We are appreciative of the FDA's efforts and willingness to allow the meeting. We understand their position and look forward to submitting the final design protocols to the FDA with a goal of reaching an agreement for the Naltrexone Phase III study design before the end of the year, allowing the clinical trials to begin first quarter of 2014."

About TNI BioTech, Inc.

TNI BioTech, Inc., is a biotech company working to combat chronic, life-threatening diseases through the activation modulating the body's immune system using our patented immunotherapy. Our products and immunotherapy technologies are designed to harness the power of the immune system to improve the treatment of cancer, infections such as HIV/AIDS, chronic inflammatory diseases, and autoimmune diseases.

Our proprietary technology, therapies and patents include the treatment of a wide range of cancers. Our most advanced clinical program involves immunotherapy with met-enkephalin (MENK) and/or opioid growth factor (OGF), which has been shown to stimulate the immune system even in patients with advanced cancer. Even though management considers any condition that results in altered-immune response a target for investigation, the company will most likely pursue additional investigations for low dose naltrexone and/or MENK as valuable candidates in the treatment of the following:

● Autoimmune states such as rheumatoid arthritis and multiple sclerosis;

● As an adjunct in cancer patients undergoing chemotherapy, radiation treatments or surgery;

● As an adjunct to antibiotics in the treatment of a variety of infectious diseases, including: patients with AIDS, in combination with retroviral drug therapy

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release includes various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. Statements containing expressions such as "believes," "anticipates," "intends," or "expects," used in the Company's press releases and in Disclosure Statements and Reports filed with the Over The Counter Markets through the OTC Disclosure and News Service are intended to identify forward-looking statements. All forward-looking statements involve risks and uncertainties. Although the Company believes its expectations are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurances that actual results will not differ materially from expected results. The Company cautions that these and similar statements included in this report are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

See http://www.tnibiotech.com for more information.

Contact: Global Investment Media Phone: 310-353-6277